As filed with the Securities and Exchange Commission on November 9, 2005

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

iROBOT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	8731	77-0259 335
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

63 South Avenue
Burlington, Massachusetts 01803
(781) 345-0200
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Colin M. Angle
Chief Executive Officer
iRobot Corporation
63 South Avenue
Burlington, Massachusetts 01803
(781) 345-0200
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:

Mark T. Bettencourt, Esq.	Mark G. Borden, Esq.
Edward A. King, Esq.	Omar White, Esq.
Goodwin Procter LLP	Wilmer Cutler Pickering Hale and Dorr LLP
Exchange Place	60 State Street
Boston, Massachusetts 02109	Boston, Massachusetts 02109
(617) 570-1000	(617) 526-6000
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-126907
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum	Amount of
Title of Each Class of Securities to be Registered	Aggregate Offering Price(1)	Registration Fee(2)
Common Stock, $0.01 par value per share (including rights to acquire series A-1 junior participating cumulative preferred stock pursuant to our shareholder rights agreement)	$3,680,000	$434

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)	The $3,680,000 of Common Stock being registered in this Registration Statement is in addition to the $115,000,000 of Common Stock registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-126907).
     THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933.

EXPLANATORY NOTE
This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1 (File No. 333-126907) filed by iRobot Corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on November 8, 2005, is incorporated by reference into this Registration Statement.
The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Commonwealth of Massachusetts on November 8, 2005.

iROBOT CORPORATION
By:	/s/ Colin M. Angle
Colin M. Angle
Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 8, 2005:

Signature	Title(s)

/s/ Helen Greiner Helen Greiner	Chairman of the Board
/s/ Colin M. Angle Colin M. Angle	Chief Executive Officer and Director (Principal Executive Office)
/s/ Geoffrey P. Clear Geoffrey P. Clear	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
/s/ Gerald C. Kent, Jr. Gerald C. Kent, Jr.	Vice President and Controller (Principal Accounting Officer)
/s/ Ronald Chwang Ronald Chwang	Director
* Jacques S. Gansler	Director
* Rodney A. Brooks	Director
* Andrea Geisser	Director
* George C. McNamee	Director
* Peter Meekin	Director

*By:	/s/ Colin M. Angle

Colin M. Angle
Attorney-in-fact

EXHIBIT INDEX

Number	Description

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (incorporated herein by reference to Exhibit 24.1 to the Registration Statement on Form S-1 of iRobot Corporation filed on September 30, 2005, Registration No. 333-126907)

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